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  John W. Hlywak, Jr. (Investors)         Scott Soifer (Media & Physicians)
  Executive Vice President & CFO          Vice President Marketing & Development
  IntegraMed America, Inc.                IntegraMed America, Inc.
  (914) 251-4143                          (914) 251-4186
  email:  jhlywak@integramed.com          email:scott.soifer@integramed.com
          ----------------------                  ---------------------------
  Web Address:  http://www.integramed.com
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          IntegraMed(TM) Announces new Network Affiliate in Cincinnati

        University of Cincinnati Department of Ob/Gyn Represents another
                  Academic Practice in the IntegraMed Network

PURCHASE, NEW YORK, April 25, 2006 - IntegraMed America, Inc. (Nasdaq: INMD), the largest fertility-services company in the United States announced the newest addition to its network, the Center for Reproductive Health, a member of the Department of Obstetrics and Gynecology at the University of Cincinnati Academic Health Center. They join the IntegraMed network as of May 1. This represents another situation where a top-quality academic practice has joined with IntegraMed in order to enhance their ability to provide superior care and patient service.

The Center for Reproductive Health has offices in Southwest Ohio and Northern Kentucky at The Christ Hospital in Cincinnati, University Pointe in West Chester, and St. Luke Hospital West in Florence. "Ultimately we want to provide patients with their best chance to take home a baby," said Dr. Daniel Williams, Medical Director of the Center for Reproductive Health. "By working with IntegraMed and offering their Shared Risk(R) Refund Program, we can help our patients maintain an ongoing treatment plan that is more affordable. This makes the care we provide available to a broader segment of the population - and with 75% of Shared Risk enrollees taking home a baby, the program enables us to better fulfill our mission." With the Shared Risk Refund Program, patients receive up to 6 cycles of treatment for a single fee, with a substantive refund if the patient does not end up with a take-home baby.

A long-time leader in infertility treatment, the Center for Reproductive Health was first opened in 1988 and remains the only comprehensive patient care and research unit focused on women's health in the Cincinnati area. The Center's highly successful infertility program offers diagnostic

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testing,   ovulation   induction,   intrauterine   insemination   and  in  vitro
fertilization (IVF), as well as gestational surrogacy and oocyte donation. The physicians of the Center include Drs. Mira Aubuchon, Jared C. Robins, Michael A. Thomas and Daniel B. Williams, all of whom are subspecialty trained and well-recognized in the field of reproductive endocrinology and infertility. In addition, Drs. Thomas, Williams, and Robins have each been named one of the Best
Doctors  in  America  at   www.bestdoctors.com   -  an  honor   bestowed  on  4%
of the physicians in the United States.

"Having physicians with this reputation joining our network is right in line with our mission of helping fertility patients obtain better clinical outcomes in a way that is easier and more affordable," said Jay Higham, President and CEO of IntegraMed America, Inc. "The fact that the Center for Reproductive Health is part of the University of Cincinnati Academic Health Center demonstrates once again that academic centers can be part of the IntegraMed network and get access to our products and services to benefit both their patients and themselves."

                                       ###

                         About IntegraMed America, Inc.

IntegraMed America, Inc. provides business services to a national network of 28 fertility centers in 85 locations across the United States; distributes pharmaceutical products and treatment financing programs directly to consumers; and operates the Web site http://www.integramed.com, a leading fertility portal. The IntegraMed network includes 153 physicians and Ph.D. scientists. Network membership is limited to one practice per metropolitan area, yet one of every five procedures in the U.S. is performed in an IntegraMed practice. IntegraMed provides more services to both consumers and medical providers in the fertility field than any other consortium.

===============================================================================

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to finance future growth; the loss of significant business services contract(s); profitability at Reproductive Science Centers serviced by IntegraMed; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the company's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission. All information in this press release is as of April 25, 2006 and IntegraMed undertakes no duty to update this information.